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                              EXHIBIT 23(J)(1)(2)
                      CONSENT OF PRICEWATERHOUSECOOPERS

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 13, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report of the IDEX Mutual Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Certified Public Accountants" in such Registration Statement.




Tampa, Florida
February 28, 2003